     As filed with the Securities and Exchange Commission on June 15, 2001

                                            Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                           ONYX SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)

                         Washington                                              91-1629814
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                       3180 - 139th Avenue SE, Suite 500
                          Bellevue, Washington  98005
         (Address of principal executive offices, including zip code)

               2001 Nonofficer Employee Stock Compensation Plan
                           (Full title of the plan)


                                 Brent R. Frei
               Chief Executive Officer and Chairman of the Board
                           Onyx Software Corporation
                       3180 - 139th Avenue SE, Suite 500
                          Bellevue, Washington  98005
                                (425) 451-8060
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:

                               Stephen M. Graham
                                 Alan C. Smith
                      Orrick, Herrington & Sutcliffe LLP
                         719 Second Avenue, Suite 900
                          Seattle, Washington  98104

                            ______________________

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                   Maximum
              Title of Securities                Amount to Be      Proposed Maximum          Proposed Maximum         Amount of
                to Be Registered                 Registered(1)  Offering Price Per Share  Aggregate Offering Price  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value, subject to
  outstanding options under 2001 Nonofficer
  Employee Stock Compensation Plan...............  1,744,193          $5.690 (2)                $9,924,459            $2,482
                                                     shares
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value, authorized but
  unissued under 2001 Nonofficer Employee Stock
  Compensation Plan..............................    755,807          $5.975 (3)                $4,515,947            $1,129
                                                     shares
------------------------------------------------------------------------------------------------------------------------------------
  Total                                                                                                               $3,611
------------------------------------------------------------------------------------------------------------------------------------

_________________
(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under the 2001 Nonofficer Employee Stock Compensation Plan being registered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the calculation of the registration fee is based on the weighted average exercise price of $5.690 per share as to outstanding but unexercised options to purchase an aggregate of 1,744,193 shares of common stock granted under the 2000 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on June 8, 2001.

                     REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by Onyx Software Corporation for the purpose of registering an additional 2,500,000 shares of common stock, par value $0.01, to be issued pursuant to the Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan, as amended and restated April 27, 2001 (the "Plan"). A registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E of Form S-8, Onyx incorporates by reference into this registration statement the contents of the registrant's registration statement on Form S-8 (No. 333-55414) relating to the Plan.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS


    Exhibit
    Number                              Description
------------   ------------------------------------------------------

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    10.1 Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan, as amended and restated April 27, 2001

    23.1       Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

    24.1       Power of Attorney (included on signature page)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, state of Washington, on this 15th day of June, 2001.

                                        ONYX SOFTWARE CORPORATION


                                             /s/ Brent R. Frei
                                        ----------------------------
                                        By: Brent R. Frei
                                        Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Brent R. Frei and Brian C. Henry, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated below on this 15th day of June, 2001.

          Signature                                         Title
          ---------                                         -----
       /s/ Brent R. Frei                Chief Executive Officer (Principal Executive Officer)
-----------------------------------     and Chairman of the Board
           Brent R. Frei

       /s/ Brian C. Henry               Chief Financial Officer (Principal Financial Officer)
-----------------------------------
           Brian C. Henry

       /s/ H. Raymond Bingham           Director
-----------------------------------
           H. Raymond Bingham

       /s/ Teresa A. Dial               Director
-----------------------------------
           Teresa A. Dial

       /s/ William B. Elmore            Director
-----------------------------------
           William B. Elmore

       /s/ Lee Roberts                  Director
-----------------------------------
           Lee Roberts

       /s/ Daniel R. Santell            Director
-----------------------------------
           Daniel R. Santell

                               INDEX TO EXHIBITS


    Exhibit
    Number                               Description
--------------  ----------------------------------------------------------

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    10.1 Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan, as amended and restated April 27, 2001

    23.1        Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

    24.1        Power of Attorney (included on signature page)